RenaissanceRe Reports Q3 2023 Net Income Available to Common Shareholders of $194.0 Million; Operating Income Available to Common Shareholders of $422.3 Million.
•Completed acquisition of Validus Re from American International Group, Inc. on November 1, 2023, accelerating the Company’s strategy.
•Annualized return on average common equity of 11.5% and an annualized operating return on average common equity of 25.0%, which includes a dilutive effect of nearly 5 percentage points from the capital raised in Q2 2023 to fund the Validus Acquisition.
•Overall combined ratio of 78.0%.
•Fee income of $64.6 million; up 150.9% from Q3 2022.
•Net investment income of $329.1 million; up 108.6% from Q3 2022.

Pembroke, Bermuda, November 1, 2023 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the third quarter of 2023.

Net Income Available to Common Shareholders per Diluted Common Share: $3.80 Operating Income Available to Common Shareholders per Diluted Common Share*: $8.33
Underwriting Income $385.8M	Fee Income $64.6M	Net Investment Income $329.1M
Change in Book Value per Common Share: 2.8% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 3.2%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “In 2023, we continued to confidently execute our strategy and are pleased with the results we are achieving and excited about the future of our company. On November 1, 2023, we closed the acquisition of Validus Re, adding risk expertise and scale in a favorable market and building a solid foundation for the continued execution of our strategy. In addition, we reported strong results for the third quarter, delivering a 25.0% operating return on average common equity driven by significant contributions from each of our Three Drivers of Profit – underwriting, fee and investment income. As we approach the January 1 renewals, we remain resolutely focused on executing our strategy as a unified company, retaining the Validus portfolio and capturing additional attractive growth opportunities that support our customers and deliver value for our shareholders.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended September 30,
(in thousands, except per share amounts and percentages)	2023	2022
Gross premiums written	$1,618,443	$2,220,661
Net premiums written	1,421,260	1,821,711
Underwriting income (loss)	385,804	(683,114)
Combined ratio	78.0%	138.7%

Net Income (Loss)
Available (attributable) to common shareholders	193,988	(825,344)
Available (attributable) to common shareholders per diluted common share	$3.80	$(19.27)
Operating Income (Loss) (1)
Available (attributable) to common shareholders	422,303	(396,674)
Available (attributable) to common shareholders per diluted common share	$8.33	$(9.27)
Book value per common share	$133.63	$94.55
Change in book value per share	2.8%	(16.8)%
Tangible book value per common share plus accumulated dividends (1)	$154.85	$113.29

Change in book value per common share plus change in accumulated dividends	3.1%	(16.5)%
Change in tangible book value per common share plus change in accumulated dividends (1)	3.2%	(17.4)%
Return on average common equity - annualized	11.5%	(72.4)%
Operating return on average common equity - annualized (1)	25.0%	(34.8)%
(1)See “Comments on Non-GAAP Financial Measures” for a reconciliation of non-GAAP financial measures.

Net negative impact of the 2023 Large Loss Events
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated financial statements

Three months ended September 30, 2023	2023 Large Loss Events (1)
(in thousands)
Net claims and claims expenses incurred	$(113,031)
Assumed reinstatement premiums earned	9,259
Ceded reinstatement premiums earned	—
Earned (lost) profit commissions	6,050
Net negative impact on underwriting result	(97,722)
Redeemable noncontrolling interest	20,204
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(77,518)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended September 30, 2023	2023 Large Loss Events (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(97,722)
Net negative impact on Casualty and Specialty segment underwriting result	—
Net negative impact on underwriting result	$(97,722)
Percentage point impact on consolidated combined ratio	5.7

(1)“2023 Large Loss Events” includes: (1) the wildfires in Hawaii in August 2023 and Hurricane Idalia (“Q3 2023 Large Loss Events”); (2) a series of large, severe weather events in Texas and other southern and central U.S. states in June 2023 (“Q2 2023 Large Loss Events”); (3) the earthquakes in southern and central Turkey in February 2023, Cyclone Gabrielle, the flooding in northern New Zealand in January and February 2023, and various wind and thunderstorm events in both the Southern and Midwest U.S. during March 2023 (“Q1 2023 Large Loss Events”) and (4) certain aggregate loss contracts triggered during 2023.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 53.2% and underwriting income of $356.0 million

Property Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$511,012	$800,330	(36.1)%
Net premiums written	444,872	696,520	(36.1)%
Underwriting income (loss)	356,032	(722,599)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	46.1%	166.3%	(120.2)	pts
Net claims and claim expense ratio - prior accident years	(19.0)%	(2.9)%	(16.1)	pts
Net claims and claim expense ratio - calendar year	27.1%	163.4%	(136.3)	pts
Underwriting expense ratio	26.1%	22.6%	3.5	pts
Combined ratio	53.2%	186.0%	(132.8)	pts
•Gross premiums written decreased by $289.3 million, or 36.1%, driven by:
–$230.5 million decrease in the catastrophe class of business, driven by a $236.5 million reduction in gross reinstatement premiums from lower weather-related large losses in the third quarter of 2023.
–$58.8 million decrease in the other property class of business, primarily due to the non-renewal of certain catastrophe exposed quota share programs that did not meet the Company’s return hurdles.
•Net premiums written decreased by $251.6 million, or 36.1%, driven by a $208.3 million reduction in net reinstatement premiums from lower weather-related large losses in the third quarter of 2023.
•Net claims and claim expense ratio - current accident year improved by 120.2 percentage points due to a lower impact from the 2023 Large Loss Events in the third quarter of 2023 than the weather-related large losses in the third quarter of 2022. The 2023 Large Loss Events contributed 14.5 percentage points to the current accident year net claims and claim expense ratio.
•Net claims and claim expense ratio - prior accident years reflects net favorable development, primarily from weather-related large losses across the 2017 to 2022 accident years, driven by better than expected loss emergence.
•Underwriting expense ratio increased 3.5 percentage points, primarily due to the reduction in net reinstatement premiums in the third quarter of 2023 as compared to the third quarter of 2022.
•Combined Ratio improved by 132.8 percentage points, primarily due to a lower level of current accident year net losses combined with higher prior accident year net favorable development.

Underwriting Results - Casualty and Specialty Segment: Combined ratio of 97.0% and underwriting income of $29.8 million

Casualty and Specialty Segment
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$1,107,431	$1,420,331	(22.0)%
Net premiums written	976,388	1,125,191	(13.2)%
Underwriting income (loss)	29,772	39,485

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.2%	65.0%	2.2	pts
Net claims and claim expense ratio - prior accident years	(1.4)%	(0.8)%	(0.6)	pts
Net claims and claim expense ratio - calendar year	65.8%	64.2%	1.6	pts
Underwriting expense ratio	31.2%	31.5%	(0.3)	pts
Combined ratio	97.0%	95.7%	1.3	pts
•Gross premiums written decreased by $312.9 million, or 22.0%, driven by:
–a $226.7 million decrease in the credit class of business, principally due to significant premium growth in the third quarter of 2022 associated with opportunistic deals written in the mortgage book of business, which do not renew annually and earn over several years.
–the impact of positive adjustments to premium estimates in the third quarter of 2022 for business underwritten in prior years. Additionally, premium growth in the other specialty class of business as compared to the third quarter of 2022 was offset by a decrease in the casualty classes of business, reflecting proactive cycle management.
•Net premiums written decreased 13.2%, consistent with the changes in gross premiums written, and partially offset by an overall reduction in our retrocessional purchases.
•Net claims and claim expense ratio - current accident year increased by 2.2 percentage points compared to the third quarter of 2022. Event losses on catastrophe exposed lines within Specialty classes of business contributed approximately 3.0 percentage points to the current accident year net claims and claim expense ratio in the third quarter of 2023.
•Net claims and claim expense ratio - prior accident years reflects net favorable development driven by reported losses generally coming in lower than expected on attritional net claims and claim expenses, primarily from other specialty lines of business.
•Underwriting expense ratio decreased 0.3 percentage points, which consisted of a 1.3 percentage point decrease in the net acquisition expense ratio, largely offset by a 1.0 percentage point increase in the operating expense ratio.

Fee Income: $64.6 million of fee income, up 150.9% from Q3 2022; increase in both management and performance fees

Fee Income
	Three months ended September 30,		Q/Q Change
(in thousands)	2023	2022
Total management fee income	$44,486	$24,989	$19,497
Total performance fee income (loss) (1)	20,072	739	19,333
Total fee income	$64,558	$25,728	$38,830
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $19.5 million, reflecting increased capital managed at DaVinciRe Holdings Ltd. (“DaVinci”), Vermeer Reinsurance Ltd. (“Vermeer”) and RenaissanceRe Medici Fund Ltd. (“Medici”), as well as the recording of management fees in DaVinci that were previously deferred as a result of the weather-related large losses experienced in prior years, as compared to the deferral of management fees in the third quarter of 2022, as a result of the weather-related large losses.
•Performance fee income increased $19.3 million, driven by improved current year underwriting results, primarily in DaVinci.

Investment Results: Total investment result improved $584.7 million; net investment income growth of 108.6%

Investment Results
	Three months ended September 30,		Q/Q Change
(in thousands, except percentages)	2023	2022
Net investment income	$329,108	$157,793	$171,315
Net realized and unrealized gains (losses) on investments	(228,087)	(641,500)	413,413
Total investment result	$101,021	$(483,707)	$584,728
Net investment income return - annualized	5.7%	3.2%	2.5	pts
Total investment return - annualized	2.0%	(8.9)%	10.9	pts

•Net investment income increased $171.3 million, primarily driven by a combination of higher average invested assets and higher yielding assets in the fixed maturity and short term portfolios.
•Net realized and unrealized gains on investments increased $413.4 million, principally driven by:
–Net realized and unrealized losses on fixed maturity investments trading of $279.3 million, compared to net realized and unrealized losses of $424.2 million in the third quarter of 2022, primarily driven by interest rate increases in each period, with generally lower increases in the current period.
–Net realized and unrealized gains on investment-related derivatives of $30.6 million, compared to net realized and unrealized losses of $55.6 million in the third quarter of 2022. Current quarter gains were driven by short interest rate future positions benefiting from interest rate increases, while long interest rate and equity futures were negatively impacted by U.S. treasury rate increases and equity market declines in the third quarter of 2022.

–Net realized and unrealized gains on catastrophe bonds of $32.5 million, compared to net realized and unrealized losses of $127.0 million in the third quarter of 2022. These catastrophe bonds are primarily held in Medici, the majority of which is owned by third party investors. Both the current and comparative quarter reflected changes in risk spreads in the wider catastrophe bond market.
•Total investments grew to $26.0 billion at September 30, 2023, from $22.2 billion at December 31, 2022, primarily driven by the approximately $2.1 billion raised in the second quarter of 2023 in accordance with the Company’s financing plan for the Validus Acquisition (as defined below). Weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 6.3% and 2.1 years (December 31, 2022 - 5.7% and 2.5 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $213.7 million was primarily driven by:
–Strong underwriting results for DaVinci and Vermeer;
–Strong net investment income driven by higher interest rates and higher yielding assets within the investment portfolios of the Company’s joint ventures and managed funds; and
–Net realized and unrealized gains on catastrophe bonds recorded during the quarter in Medici, as discussed above.
•Raised third-party capital of $16.3 million in the third quarter of 2023 in Medici.
•Redemptions of third-party capital of $368.7 million during the third quarter of 2023, including the return of $175.0 million of excess capital from Vermeer, and $122.3 million from Upsilon Diversified Fund, as a result of the release of collateral associated with prior years’ contracts.
•Corporate expenses increased by $6.8 million, primarily driven by expenses incurred in support of integration planning activities associated with the Validus Acquisition.
•Income tax expense of $9.3 million compared to $2.8 million in the third quarter of 2022. The increase in income tax expense was primarily driven by increased operating income, partially offset by investment losses, in the Company’s taxable jurisdictions compared to the third quarter of 2022.
•On November 1, 2023, the Company completed its acquisition of certain direct and indirect subsidiaries of American International Group, Inc., including Validus Holdings, Ltd., Validus Specialty, LLC, and Validus Reinsurance, Ltd. (the acquisitions, together with the other transactions contemplated by the Stock Purchase Agreement, the “Validus Acquisition”).

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Thursday, November 2, 2023 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements with respect to its business and industry, such as those relating to its strategy and management objectives, plans and expectations regarding its response and ability to adapt to changing economic conditions, market standing and product volumes, estimates of net negative impact and insured losses from loss events, and the Validus Acquisition and its impact on the Company’s business, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; difficulties in integrating the acquired business from the Validus Acquisition; risk that the due diligence process that the Company undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition; that historical financial statements of Validus Reinsurance Ltd. are not representative of the future financial position, future results of operations or future cash flows of Validus Reinsurance Ltd. following the Validus Acquisition; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the highly competitive nature of the Company’s industry and its reliance on a small number of brokers; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the historically cyclical nature of the (re)insurance industries; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates and recession or the perception that recession may occur; the effect of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations in the jurisdictions in which the Company operates; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in the Company’s joint ventures and managed funds; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Nicholas Capuano (917) 842-7859

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues
Gross premiums written	$1,618,443	$2,220,661	$7,060,325	$7,628,264
Net premiums written	$1,421,260	$1,821,711	$5,880,766	$5,850,544
Decrease (increase) in unearned premiums	334,616	(54,690)	(659,078)	(1,140,715)
Net premiums earned	1,755,876	1,767,021	5,221,688	4,709,829
Net investment income	329,108	157,793	876,148	348,695
Net foreign exchange gains (losses)	(25,886)	(1,383)	(53,877)	(67,690)
Equity in earnings (losses) of other ventures	10,842	1,739	28,072	2,732
Other income (loss)	(5,866)	2,834	(6,296)	4,950
Net realized and unrealized gains (losses) on investments	(228,087)	(641,500)	(171,417)	(1,968,624)
Total revenues	1,835,987	1,286,504	5,894,318	3,029,892
Expenses
Net claims and claim expenses incurred	861,576	1,967,931	2,593,987	3,515,903
Acquisition expenses	425,745	417,644	1,280,547	1,155,389
Operational expenses	82,751	64,560	240,716	204,987
Corporate expenses	17,143	10,384	53,357	35,238
Interest expense	22,951	12,101	49,980	35,951
Total expenses	1,410,166	2,472,620	4,218,587	4,947,468
Income (loss) before taxes	425,821	(1,186,116)	1,675,731	(1,917,576)
Income tax benefit (expense)	(9,295)	(2,814)	(44,139)	64,427
Net income (loss)	416,526	(1,188,930)	1,631,592	(1,853,149)
Net (income) loss attributable to redeemable noncontrolling interests	(213,695)	372,429	(655,986)	335,010
Net income (loss) attributable to RenaissanceRe	202,831	(816,501)	975,606	(1,518,139)
Dividends on preference shares	(8,843)	(8,843)	(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$193,988	$(825,344)	$949,075	$(1,544,670)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$3.81	$(19.27)	$20.17	$(35.84)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$3.80	$(19.27)	$20.13	$(35.84)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$8.33	$(9.27)	$25.32	$(0.16)

Average shares outstanding - basic	50,261	42,837	46,345	43,121
Average shares outstanding - diluted	50,358	42,837	46,451	43,121

Net claims and claim expense ratio	49.1%	111.4%	49.7%	74.7%
Underwriting expense ratio	28.9%	27.3%	29.1%	28.9%
Combined ratio	78.0%	138.7%	78.8%	103.6%

Return on average common equity - annualized	11.5%	(72.4)%	22.1%	(40.5)%
Operating return on average common equity - annualized (1)	25.0%	(34.8)%	27.7%	(0.2)%
(1)See Comments on Non-GAAP Financial Measures for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2023	December 31, 2022
Assets
Fixed maturity investments trading, at fair value	$16,083,046	$14,351,402
Short term investments, at fair value	6,519,207	4,669,272
Equity investments, at fair value	95,342	625,058
Other investments, at fair value	3,167,941	2,494,954
Investments in other ventures, under equity method	101,103	79,750
Total investments	25,966,639	22,220,436
Cash and cash equivalents	1,195,884	1,194,339
Premiums receivable	5,928,809	5,139,471
Prepaid reinsurance premiums	1,028,916	1,021,412
Reinsurance recoverable	4,253,259	4,710,925
Accrued investment income	153,573	121,501
Deferred acquisition costs	1,267,088	1,171,738
Receivable for investments sold	480,727	350,526
Other assets	334,284	384,702
Goodwill and other intangible assets	233,897	237,828
Total assets	$40,843,076	$36,552,878
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$15,955,165	$15,892,573
Unearned premiums	5,222,496	4,559,107
Debt	1,882,893	1,170,442
Reinsurance balances payable	3,323,606	3,928,281
Payable for investments purchased	811,578	493,776
Other liabilities	396,487	648,036
Total liabilities	27,592,225	26,692,215
Redeemable noncontrolling interests	5,662,234	4,535,389
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	51,174	43,718
Additional paid-in capital	1,836,742	475,647
Accumulated other comprehensive income (loss)	(14,506)	(15,462)
Retained earnings	4,965,207	4,071,371
Total shareholders’ equity attributable to RenaissanceRe	7,588,617	5,325,274
Total liabilities, noncontrolling interests and shareholders’ equity	$40,843,076	$36,552,878

Book value per common share	$133.63	$104.65

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$511,012	$1,107,431	$—	$1,618,443
Net premiums written	$444,872	$976,388	$—	$1,421,260
Net premiums earned	$760,365	$995,511	$—	$1,755,876
Net claims and claim expenses incurred	206,361	655,215	—	861,576
Acquisition expenses	143,348	282,397	—	425,745
Operational expenses	54,624	28,127	—	82,751
Underwriting income (loss)	$356,032	$29,772	$—	385,804
Net investment income			329,108	329,108
Net foreign exchange gains (losses)			(25,886)	(25,886)
Equity in earnings of other ventures			10,842	10,842
Other income (loss)			(5,866)	(5,866)
Net realized and unrealized gains (losses) on investments			(228,087)	(228,087)
Corporate expenses			(17,143)	(17,143)
Interest expense			(22,951)	(22,951)
Income (loss) before taxes and redeemable noncontrolling interests				425,821
Income tax benefit (expense)			(9,295)	(9,295)
Net (income) loss attributable to redeemable noncontrolling interests			(213,695)	(213,695)
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$193,988

Net claims and claim expenses incurred – current accident year	$350,238	$669,285	$—	$1,019,523
Net claims and claim expenses incurred – prior accident years	(143,877)	(14,070)	—	(157,947)
Net claims and claim expenses incurred – total	$206,361	$655,215	$—	$861,576

Net claims and claim expense ratio – current accident year	46.1%	67.2%		58.1%
Net claims and claim expense ratio – prior accident years	(19.0)%	(1.4)%		(9.0)%
Net claims and claim expense ratio – calendar year	27.1%	65.8%		49.1%
Underwriting expense ratio	26.1%	31.2%		28.9%
Combined ratio	53.2%	97.0%		78.0%

	Three months ended September 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$800,330	$1,420,331	$—	$2,220,661
Net premiums written	$696,520	$1,125,191	$—	$1,821,711
Net premiums earned	$839,817	$927,204	$—	$1,767,021
Net claims and claim expenses incurred	1,372,583	595,348	—	1,967,931
Acquisition expenses	141,675	275,969	—	417,644
Operational expenses	48,158	16,402	—	64,560
Underwriting income (loss)	$(722,599)	$39,485	$—	(683,114)
Net investment income			157,793	157,793
Net foreign exchange gains (losses)			(1,383)	(1,383)
Equity in earnings of other ventures			1,739	1,739
Other income (loss)			2,834	2,834
Net realized and unrealized gains (losses) on investments			(641,500)	(641,500)
Corporate expenses			(10,384)	(10,384)
Interest expense			(12,101)	(12,101)
Income (loss) before taxes and redeemable noncontrolling interests				(1,186,116)
Income tax benefit (expense)			(2,814)	(2,814)
Net (income) loss attributable to redeemable noncontrolling interests			372,429	372,429
Dividends on preference shares			(8,843)	(8,843)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(825,344)

Net claims and claim expenses incurred – current accident year	$1,396,842	$602,995	$—	$1,999,837
Net claims and claim expenses incurred – prior accident years	(24,259)	(7,647)	—	(31,906)
Net claims and claim expenses incurred – total	$1,372,583	$595,348	$—	$1,967,931

Net claims and claim expense ratio – current accident year	166.3%	65.0%		113.2%
Net claims and claim expense ratio – prior accident years	(2.9)%	(0.8)%		(1.8)%
Net claims and claim expense ratio – calendar year	163.4%	64.2%		111.4%
Underwriting expense ratio	22.6%	31.5%		27.3%
Combined ratio	186.0%	95.7%		138.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,217,817	$3,842,508	$—	$7,060,325
Net premiums written	$2,609,356	$3,271,410	$—	$5,880,766
Net premiums earned	$2,206,471	$3,015,217	$—	$5,221,688
Net claims and claim expenses incurred	675,963	1,918,024	—	2,593,987
Acquisition expenses	429,273	851,274	—	1,280,547
Operational expenses	165,514	75,202	—	240,716
Underwriting income (loss)	$935,721	$170,717	$—	1,106,438
Net investment income			876,148	876,148
Net foreign exchange gains (losses)			(53,877)	(53,877)
Equity in earnings of other ventures			28,072	28,072
Other income (loss)			(6,296)	(6,296)
Net realized and unrealized gains (losses) on investments			(171,417)	(171,417)
Corporate expenses			(53,357)	(53,357)
Interest expense			(49,980)	(49,980)
Income (loss) before taxes and redeemable noncontrolling interests				1,675,731
Income tax benefit (expense)			(44,139)	(44,139)
Net (income) loss attributable to redeemable noncontrolling interests			(655,986)	(655,986)
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$949,075

Net claims and claim expenses incurred – current accident year	$933,172	$1,955,612	$—	$2,888,784
Net claims and claim expenses incurred – prior accident years	(257,209)	(37,588)	—	(294,797)
Net claims and claim expenses incurred – total	$675,963	$1,918,024	$—	$2,593,987

Net claims and claim expense ratio – current accident year	42.3%	64.9%		55.3%
Net claims and claim expense ratio – prior accident years	(11.7)%	(1.3)%		(5.6)%
Net claims and claim expense ratio – calendar year	30.6%	63.6%		49.7%
Underwriting expense ratio	27.0%	30.7%		29.1%
Combined ratio	57.6%	94.3%		78.8%

	Nine months ended September 30, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$3,362,159	$4,266,105	$—	$7,628,264
Net premiums written	$2,474,661	$3,375,883	$—	$5,850,544
Net premiums earned	$2,081,989	$2,627,840	$—	$4,709,829
Net claims and claim expenses incurred	1,804,268	1,711,635	—	3,515,903
Acquisition expenses	406,338	749,051	—	1,155,389
Operational expenses	144,717	60,270	—	204,987
Underwriting income (loss)	$(273,334)	$106,884	$—	(166,450)
Net investment income			348,695	348,695
Net foreign exchange gains (losses)			(67,690)	(67,690)
Equity in earnings of other ventures			2,732	2,732
Other income (loss)			4,950	4,950
Net realized and unrealized gains (losses) on investments			(1,968,624)	(1,968,624)
Corporate expenses			(35,238)	(35,238)
Interest expense			(35,951)	(35,951)
Income (loss) before taxes and redeemable noncontrolling interests				(1,917,576)
Income tax benefit (expense)			64,427	64,427
Net (income) loss attributable to redeemable noncontrolling interests			335,010	335,010
Dividends on preference shares			(26,531)	(26,531)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(1,544,670)

Net claims and claim expenses incurred – current accident year	$1,880,337	$1,728,262	$—	$3,608,599
Net claims and claim expenses incurred – prior accident years	(76,069)	(16,627)	—	(92,696)
Net claims and claim expenses incurred – total	$1,804,268	$1,711,635	$—	$3,515,903

Net claims and claim expense ratio – current accident year	90.3%	65.8%		76.6%
Net claims and claim expense ratio – prior accident years	(3.6)%	(0.7)%		(1.9)%
Net claims and claim expense ratio – calendar year	86.7%	65.1%		74.7%
Underwriting expense ratio	26.4%	30.8%		28.9%
Combined ratio	113.1%	95.9%		103.6%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Property Segment
Catastrophe	$160,821	$391,347	$2,091,255	$2,080,771
Other property	350,191	408,983	1,126,562	1,281,388
Property segment gross premiums written	$511,012	$800,330	$3,217,817	$3,362,159

Casualty and Specialty Segment
General casualty (1)	$350,954	$397,818	$1,194,791	$1,200,693
Professional liability (2)	281,259	380,125	971,796	1,378,645
Credit (3)	139,184	365,863	562,845	844,447
Other specialty (4)	336,034	276,525	1,113,076	842,320
Casualty and Specialty segment gross premiums written	$1,107,431	$1,420,331	$3,842,508	$4,266,105

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Fixed maturity investments trading	$188,781	$107,182	$514,020	$246,146
Short term investments	66,722	11,601	149,903	17,134
Equity investments	510	6,120	6,675	13,390
Other investments
Catastrophe bonds	54,583	25,748	142,936	63,343
Other	20,031	11,258	65,422	23,704
Cash and cash equivalents	4,160	1,386	13,009	1,250
	334,787	163,295	891,965	364,967
Investment expenses	(5,679)	(5,502)	(15,817)	(16,272)
Net investment income	$329,108	$157,793	876,148	348,695

Net investment income return - annualized	5.7%	3.2%	5.1%	2.3%

Net realized gains (losses) on fixed maturity investments trading	$(121,112)	$(213,493)	$(300,089)	$(621,799)
Net unrealized gains (losses) on fixed maturity investments trading	(158,226)	(210,665)	14,007	(824,662)
Net realized and unrealized gains (losses) on fixed maturity investments trading	(279,338)	(424,158)	(286,082)	(1,446,461)
Net realized and unrealized gains (losses) on investment-related derivatives	30,594	(55,580)	(22,295)	(161,946)
Net realized gains (losses) on equity investments	(10)	3,066	(27,503)	38,638
Net unrealized gains (losses) on equity investments	2,261	(46,301)	62,039	(222,074)
Net realized and unrealized gains (losses) on equity investments	2,251	(43,235)	34,536	(183,436)
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	32,474	(126,992)	94,786	(159,913)
Net realized and unrealized gains (losses) on other investments - other	(14,068)	8,465	7,638	(16,868)
Net realized and unrealized gains (losses) on investments	(228,087)	(641,500)	(171,417)	(1,968,624)
Total investment result	$101,021	$(483,707)	$704,731	$(1,619,929)

Total investment return - annualized	2.0%	(8.9)%	4.2%	(10.1)%

Comments on Non-GAAP Financial Measures
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) corporate expenses associated with the acquisition of Validus, (4) the income tax expense or benefit associated with these adjustments and (5) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized” are useful to investors because they more accurately measure and predict the Company’s results of operations by removing the variability arising from the listed adjustments. The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$193,988	$(825,344)	$949,075	$(1,544,670)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	260,561	514,508	266,203	1,808,711
Adjustment for net foreign exchange losses (gains)	25,886	1,383	53,877	67,690
Adjustment for corporate expenses associated with the acquisition of Validus	3,373	—	14,714	—
Adjustment for income tax expense (benefit) (1)	(10,048)	7,269	(8,961)	(77,331)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(51,457)	(94,490)	(85,162)	(260,997)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$422,303	$(396,674)	$1,189,746	$(6,597)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$3.80	$(19.27)	$20.13	$(35.84)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	5.17	12.01	5.73	41.95
Adjustment for net foreign exchange losses (gains)	0.51	0.03	1.16	1.57
Adjustment for corporate expenses associated with the acquisition of Validus	0.07	—	0.32	—
Adjustment for income tax expense (benefit) (1)	(0.20)	0.17	(0.19)	(1.79)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(1.02)	(2.21)	(1.83)	(6.05)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$8.33	$(9.27)	$25.32	$(0.16)

Return on average common equity - annualized	11.5%	(72.4)%	22.1%	(40.5)%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	15.5%	45.2%	6.2%	47.3%
Adjustment for net foreign exchange losses (gains)	1.5%	0.1%	1.3%	1.8%
Adjustment for corporate expenses associated with the acquisition of Validus	0.2%	—%	0.3%	—%
Adjustment for income tax expense (benefit) (1)	(0.6)%	0.6%	(0.2)%	(2.0)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(3.1)%	(8.3)%	(2.0)%	(6.8)%
Operating return on average common equity - annualized	25.0%	(34.8)%	27.7%	(0.2)%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Book value per common share	$133.63	$129.98	$116.44	$104.65	$94.55
Adjustment for goodwill and other intangibles (1)	(4.92)	(4.95)	(5.78)	(5.84)	(5.89)
Tangible book value per common share	128.71	125.03	110.66	98.81	88.66
Adjustment for accumulated dividends	26.14	25.76	25.38	25.00	24.63
Tangible book value per common share plus accumulated dividends	$154.85	$150.79	$136.04	$123.81	$113.29

Quarterly change in book value per common share	2.8%	11.6%	11.3%	10.7%	(16.8)%
Quarterly change in book value per common share plus change in accumulated dividends	3.1%	12.0%	11.6%	11.1%	(16.5)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	3.2%	13.3%	12.4%	11.9%	(17.4)%
Year to date change in book value per common share	27.7%	24.2%	11.3%	(20.8)%	(28.5)%
Year to date change in book value per common share plus change in accumulated dividends	28.8%	24.9%	11.6%	(19.7)%	(27.6)%
Year to date change in tangible book value per common share plus change in accumulated dividends	31.4%	27.3%	12.4%	(20.6)%	(28.9)%
(1)At September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, the adjustment for goodwill and other intangibles included $18.2 million, $18.3 million, $17.5 million, $17.8 million and $18.0 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.